Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

J.B. HUNT TRANSPORT SERVICES, INC.

October 21, 2021

J.B. HUNT TRANSPORT SERVICES, INC.

SECOND AMENDED AND RESTATED BYLAWS

October 21, 2021

TABLE OF CONTENTS

Page

ARTICLE I - OFFICES
1.1	Principal Office	1
1.2	Other Offices	1

ARTICLE II - SHAREHOLDERS
2.1	Place of Shareholders Meetings	1
2.2	Annual Shareholders Meeting	1
2.3	Special Shareholders Meetings	1
2.4	Notice of Shareholders Meetings	2
2.5	List of Shareholders	2
2.6	Quorum and Voting Requirements	2
2.7	Proxies	2
2.8	Conduct of Meetings	3
2.9	Inspectors of Election	3
2.10	Adjournment	3
2.11	Closing Transfer Books and Fixing Record Date	4
2.12	Action Without Meeting	4
2.13	Advance Notice of Shareholder Nominations and Proposals	4

ARTICLE III - BOARD OF DIRECTORS
3.1	Number, Term and Qualifications	9
3.2	Election Procedures	9
3.3	General and Special Powers	10
3.4	Annual and Regular Board Meetings	10
3.5	Special Board Meetings	10
3.6	Informal Action of the Board	10
3.7	Removal of Directors and Vacancies	11
3.8	Quorum and Voting	11
3.9	Participation by Telephone Conference or Similar Method	11
3.10	Electronic Signatures and Filings	11

ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES
4.1	Creation of Executive and Other Committees	11
4.2	Limitations on Actions and Effect Thereof	11
4.3	Action by Executive Committee	12

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ARTICLE V - OFFICERS
5.1	Positions Authorized	12
5.2	Method of Selection	12
5.3	Removal of Officers	12
5.4	Compensation	12
5.5	Duties and Powers	13
5.6	Surety Bonds	13
5.7	Chairman of the Board	13
5.8	Chief Executive Officer	13
5.9	President	13
5.10	Vice Presidents	14
5.11	Secretary	14
5.12	Assistant Secretary	14
5.13	Assistant to the Secretary	14
5.14	Treasurer	15
5.15	Assistant Treasurer	15
5.16	Assistant to the Treasurer	15

ARTICLE VI - INDEMNIFICATION OF OFFICERS AND DIRECTORS
6.1	Indemnification	15
6.2	Further Indemnification	18
6.3	Procedure	18

ARTICLE VII - CAPITAL STOCK
7.1	Certificates of Shares; Uncertificated Shares	18
7.2	Lost Certificates	18
7.3	Transfer of Shares	19

ARTICLE VIII - PREEMPTIVE RIGHTS
8.1	Status of Preemptive Rights of Shareholders	19

ARTICLE IX - CORPORATE SEAL
9.1	Corporation to Have Seal	19
9.2	Use of Seal	19

ARTICLE X - MISCELLANEOUS PROVISIONS
10.1	Checks, Drafts, Notes	19
10.2	Notice	19
10.3	Waiver of Notice	20
10.4	Severability	20

ARTICLE XI - METHOD OF AMENDING BYLAWS
11.1	Amendment	20

ii

SECOND AMENDED AND RESTATED

BYLAWS

OF

J.B. HUNT TRANSPORT SERVICES, INC.

October 21, 2021

ARTICLE I - OFFICES

1.1    Principal Office. The principal office of J.B. Hunt Transport Services, Inc. (the “Corporation”) shall be located in Lowell, Arkansas.

1.2    Other Offices. The Corporation may have other offices, both within and without the State of Arkansas, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or as may be necessary or useful in connection with the business of the Corporation.

ARTICLE II - SHAREHOLDERS

2.1    Place of Shareholders Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation located at Lowell, Arkansas, unless the Board of Directors by resolution shall designate for the purposes of such meeting that it be held at some other place, either within or without this State, and include in the notice of such meeting a designation of such place of the meeting. The Board of Directors may, in its sole discretion, determine that shareholder meetings shall be held solely or partially by means of remote communication, subject to applicable law, to the extent that Board of Directors authorizes and adopts guidelines and procedures governing a remote shareholder meeting and shareholders and proxy holders have the capability to participate through a method of remote communication. The guidelines and procedures governing a remote shareholder meeting shall provide verified shareholders and proxy holders who are not physically present at a shareholders meeting to: (a) have a reasonable opportunity to participate in the meeting; (b) be deemed present at the meeting; and (c) be permitted to vote on matters submitted at the meeting. A shareholders meeting called by any person or group other than the Board of Directors shall be held only at the principal office of the Corporation.

2.2    Annual Shareholders Meeting. A meeting of the shareholders shall be held each year on such date and time as is designated by the Board of Directors in the notice of such Annual Shareholders Meeting for the purposes of receiving reports on operation of the Corporation, election of directors and transacting such other business as may properly come before it. If a quorum is not present at such Annual Shareholders Meeting or the same has not been properly convened, the Board of Directors or the Executive Committee may designate a subsequent date to hold such Annual Shareholders Meeting, if the same be not adjourned as otherwise authorized in these Bylaws. If additional matters are to be considered at such Annual Shareholders Meeting, the meeting for those purposes shall be deemed to be a special meeting and notice accordingly given.

2.3    Special Shareholders Meetings. A special meeting of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board of Directors or by the holders of not less than one-third (1/3) of all the shares entitled to vote at the meeting.

2.4    Notice of Shareholders Meetings. Prior to any meeting of the shareholders, a written or printed notice stating the place, day and hour of the meeting, the means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board of Directors or by the shareholder or shareholders calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice shall be given no less than sixty (60) days nor more than seventy-five (75) days before the date of the meeting if a proposal to increase the authorized capital stock is to be submitted at such meeting and in all other cases not less than ten (10) nor more than fifty (50) days before the date of the meeting, unless a different period is required by law with respect to any matter for which the meeting is called. If such notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the books of the Corporation with postage thereon prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under applicable law, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any shareholder may waive notice of any meeting by execution of a written waiver and consent to such meeting and shall be deemed to have done so by attendance at any shareholders meeting without raising an objection to any defect of notice to such shareholder.

2.5    List of Shareholders. After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged alphabetically and showing the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.

2.6    Quorum and Voting Requirements. A majority of the shares entitled to vote, represented in person or by proxy, at a meeting duly convened, shall constitute a quorum for the purposes of conducting the business of the Corporation at any shareholders meeting. The shareholders present at a duly convened meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The affirmative vote of the majority of the votes cast at a meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law with respect to such matter. Unless otherwise provided in the Articles of Incorporation, or an amendment thereof, every shareholder of record shall be entitled, at each meeting of the shareholders and upon each proposal presented at such meeting, to one (1) vote for each share of stock standing in his or her name on the books of the Corporation.

2.7    Proxies. A shareholder may vote at any meeting of the shareholders by being present in person or by authorizing any other person or persons to vote for such shareholder by a written proxy executed by the shareholder or the shareholder’s attorney-in-fact and delivered to the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. Such written proxy, including the execution and delivery thereof, may be in the form of an electronic transmission as permitted by law and these Bylaws. An appointment of a proxy shall be effective when received by the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. No appointment shall be valid after eleven (11) months unless a longer period is expressly provided in the appointment form.

2.8    Conduct of Meetings. The Board of Directors may adopt rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the chair of any meeting of the shareholders shall have the right and authority to prescribe rules and regulations and do all acts, as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement; (e) limitations on the time allotted to questions or comments by participants; and (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting.

2.9    Inspectors of Election. The Board of Directors may appoint one or more inspectors, who may be employees of the Corporation, to act at any shareholder meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

2.10    Adjournment. In the absence of a quorum at the opening of any meeting of the shareholders, or at the opening of any meeting at which a quorum is present, the meeting may be adjourned by the vote of a majority of the shares entitled to vote at the meeting which are represented at the meeting by the shareholders thereof in person or by proxy. Any adjourned meeting may be re-adjourned in a like manner. When any one adjournment is for thirty (30) days or more, not less than a fifteen (15) day notice of the adjourned meeting shall be given as provided in Section 2.4 hereof. When any one adjournment is less than thirty (30) days, it shall not be necessary to give notice thereof other than by announcement at the meeting in which the adjournment is taken.

2.11    Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or a right to vote at any meeting of shareholders or any adjournment thereof, entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty-five (65) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of a right to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for such determination of shareholders, such date in any case to be not more than sixty-five (65) days, and in case of a meeting requiring such determination of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment thereof.

2.12    Action Without Meeting. Any action required by law to be taken at a meeting of shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, which shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any articles or documents filed pursuant to law.

2.13    Advance Notice of Shareholder Nominations and Proposals.

(a)    Annual Shareholders Meetings. At a meeting of the shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)	otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)

otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 2.13(a)(iii), the shareholder or shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 2.13(a), in writing to the Secretary even if such matter is already the subject of any notice to the shareholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Shareholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days before and not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.13, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)    Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.13(a)(iii) or Section 2.13(d), a Proposing Shareholder’s notice to the Secretary shall set forth or include:

(i)	the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)	the principal occupation or employment of each such nominee;

(iii)	the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)

such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v)	a written statement and agreement executed by each such nominee acknowledging that such person:

(A) consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;

(B) intends to serve as a director for the full term for which such person is standing for election; and

(C)       makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Code of Ethical and Professional Standards, Corporate Governance Guidelines, Insider Trading Policy, and any other of the Corporation’s policies or guidelines applicable to directors; (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi)	as to the Proposing Shareholder:

(A) the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B)       the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

(C)       a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(D)       a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(E)       a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

(F)       a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination.

The Corporation may require any proposed nominee to furnish a completed and signed directors’ questionnaire and such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the request by the Corporation for subsequent information has been delivered to the Proposing Shareholder.

(c)   Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting:

(i)	a brief description of the business desired to be brought before the annual meeting;

(ii)	the reasons for conducting such business at the annual meeting;

(iii)

the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv)

any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)

any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)

a description of all agreements, arrangements, or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; and

(vii)	the information required by Section 2.13(b)(vi) above.

(d)   Special Shareholders Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been specified in the Corporation’s notice of meeting (or supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)	by or at the direction of the Board of Directors or any committee thereof; or

(ii)

provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.13(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.13.

In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such shareholder delivers a shareholder’s notice that complies with the requirements of Section 2.13(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)    Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors, and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.13. If any proposed nomination was not made or proposed in compliance with this Section 2.13, or other business was not made or proposed in compliance with this Section 2.13, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.13 does not provide the information required under this Section 2.13 to the Corporation, including the updated information required by Section 2.13(b)(vi)(B)-(D) within five business days after the record date for such meeting, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. For purposes of this paragraph (e), to be considered a qualified representative of the Proposing Shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at such annual or special meeting of the shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.

(f)    Rule 14a-8. This Section 2.13 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

ARTICLE III - BOARD OF DIRECTORS

3.1    Number, Term and Qualifications. The number of directors which shall constitute the whole board shall be not less than three (3) and not more than twelve (12), and shall be determined by the Board of Directors. Only persons who shall accept such positions and agree to perform the duties incumbent upon them as provided by these Bylaws and the laws of this State, shall serve as directors. Each director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualified. Directors need not be residents of Arkansas. All directors shall be elected to one-year terms, expiring at the next Annual Shareholders Meeting.

3.2    Election Procedures. Each director shall be elected by the vote of the majority of the votes cast with respect to that director at any meeting of shareholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. The foregoing sentence does not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under these Bylaws. For purposes of this Section 3.2, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed 50% of the votes cast with respect to that director. If a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results by filing a current report on Form 8-K or other applicable filing with the Securities and Exchange Commission. The director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect to his or her offer to tender resignation. However, if each member of the Nominating and Corporate Governance Committee does not receive a majority of the votes cast, then the independent directors who did receive a majority vote, if any, shall appoint a committee among themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who did receive a majority vote in the same election constitutes three or fewer directors, all directors may participate in the action regarding whether to accept or reject the resignation offers. If any director’s resignation offer is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. If a director’s resignation offer is accepted by the Board of Directors pursuant to this Section 3.2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.7 of these Bylaws or may decrease the size of the Board of Directors pursuant to Section 3.1 of these Bylaws.

3.3    General and Special Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. The directors shall be authorized jointly to take any and all action and to exercise any power not reserved to the shareholders, on behalf of the Corporation which the Corporation is authorized or empowered to do, which is not otherwise expressly prohibited by the Articles of Incorporation or the Bylaws of the Corporation or the laws of this State.

3.4    Annual and Regular Board Meetings. The Board of Directors shall meet annually, immediately following the Annual Shareholders Meeting, for the purpose of electing officers of the Corporation and transacting other general business affairs of the Corporation related thereto. The Annual Board Meeting shall be deemed to be a regular meeting of the Board of Directors. In addition to the Annual Board Meeting, the Board of Directors shall hold regular meetings at such time(s) and place(s) as it may designate from time to time. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need to be specified in any notice in the event a notice is given of a regular meeting, unless such is otherwise expressly provided for these Bylaws, the Articles of Incorporation of the Corporation or the laws of this State.

3.5    Special Board Meetings. A special meeting of the Board of Directors may be held at any time or place upon written call thereof by the Chairman of the Board, Chief Executive Officer, President, Secretary or a majority of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given as provided hereinafter.

3.6    Informal Action of the Board. Action taken by a majority of the Board of Directors without a meeting shall be valid with respect to any corporate matter as the action of the Board of Directors if, either before or after such action is taken, all directors sign and file with the Secretary of the Corporation for inclusion in the minute book, a memorandum showing the nature of the action taken and their written consent to the Board of Directors acting informally with respect to such matter, and such written consent shall show whether or not such director approves the action to be taken by the Board of Directors so that the Secretary shall note in the minutes of the Corporation the names of those directors approving the action of the Board of Directors and the names of those opposing it. Such written consent, including the execution and delivery thereof, may be in the form of an electronic transmission as permitted by law and these Bylaws.

3.7    Removal of Directors and Vacancies. Directors may be removed from office only by vote of the shareholders at a meeting called expressly for that purpose and then only in conformity with applicable provisions of law. A vacancy on the Board of Directors shall exist when a director dies or resigns or is removed by the shareholders or by virtue of newly created directorship(s) resulting from any increase in the specified number of directors. Any vacancy (other than a vacancy occurring through shareholders’ action in removing a director which shall be filled by vote of the shareholders) occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Directors so chosen shall hold office until the next Annual Shareholders Meeting or until their successors are duly elected and qualified.

3.8    Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

3.9    Participation by Telephone Conference or Similar Method. Any or all directors may participate in and vote at a meeting of the Board of Directors, or any committee thereof, by means of a telephone conference or similar means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at a meeting.

3.10    Electronic Signatures and Filings. To the extent permitted by applicable law, any document permitted or required to be signed may be signed by electronic signature and filed by electronic transmission with the Secretary of the Corporation, so long as the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of the person permitted or required to sign the document and so long as the means of electronic signature meets any requirements established by the Board of Directors.

ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

4.1    Creation of Executive and Other Committees. The Board of Directors may create from its membership, an Executive Committee, to consist of not less than three (3) directors which shall be authorized to exercise all authority of the Board of Directors in the intervals between the meetings of the Board of Directors with respect to the business affairs of the Corporation. Such Executive Committee shall be subject to the control and direction of the Board of Directors and shall serve at the pleasure of the Board of Directors. The Board of Directors may otherwise create such additional committees with general or limited authority as designated from time to time by the Board of Directors, which shall likewise serve at the pleasure of the Board of Directors.

4.2    Limitations on Actions and Effect Thereof. The Executive Committee shall not be authorized to take any action other than ordinary business affairs of the Corporation and may not be authorized to conduct any action specifically prohibited by applicable laws of this State. Otherwise, an act or authorization by the Executive Committee within the authority lawfully delegated to it shall be the act or authorization of the Board of Directors for all legal purposes, provided, however, that such action shall not operate to relieve the Board of Directors of any responsibility imposed upon it by law.

4.3    Action by Executive Committee. The Executive Committee may act by a majority of its members at a meeting, or informally without a meeting provided all members consent to such informal action.

ARTICLE V - OFFICERS

5.1    Positions Authorized. The officers of the Corporation shall consist of a Chairman of the Board (if one be chosen and designated to act by the Board of Directors), a Chief Executive Officer, a President (who shall be a member of the Board of Directors), one or more Vice Presidents (with such additional designations of title, if any, and duties as provided by resolution of the Board of Directors), a Secretary, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers, and such further officers as the Board of Directors or the Executive Committee may from time to time designate. Any two or more offices may be held by the same person, except the offices of President and Secretary or Assistant Secretary, provided, however, in case the Corporation has only one shareholder, any two or more offices may be held by the same person, so long as the Corporation shall have only one shareholder. The Board of Directors may designate a general counsel but such person or firm shall not thereby be deemed to be an officer of the Corporation.

5.2    Method of Selection. The Chairman of the Board (if one be chosen and designated to act), Chief Executive Officer, President, Vice President, Secretary and Treasurer shall be elected annually by a majority vote of the Board of Directors present at a duly convened Annual Board Meeting or at any meeting duly convened thereafter, who shall serve until the next Annual Board Meeting or until each such officer’s successor shall be elected and qualified. Any other officer, assistant officer or agent of the Corporation may be elected, appointed or otherwise chosen in such manner as deemed appropriate, from time to time, by the Board of Directors or Executive Committee.

5.3    Removal of Officers. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Election or appointment of an officer or agent shall not of itself create any contractual rights. A majority vote of the entire Board of Directors shall be necessary to remove any officer of the Corporation holding the position of Chairman of the Board, Chief Executive Officer, President, Secretary, or Treasurer, but any other officer may be removed by a majority vote of the directors present at any duly convened meeting or by action of the Executive Committee.

5.4    Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or any authorized committee of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

5.5    Duties and Powers. The Board of Directors may, from time to time, prescribe the duties incumbent upon any officer by resolution, provided the same is not inconsistent with these Bylaws. Without limiting the generality of the foregoing, and unless expressly limited by the Board of Directors or these Bylaws, all deeds, mortgages, bonds, contracts, agreements and other instruments requiring execution by the Corporation that the Corporation is authorized to execute may be executed, on behalf and in the name of the Corporation, by the Chairman of the Board (if one be chosen and designated to act), the Chief Executive Officer, the President, any Vice President, or any other officer or agent as may be designated by the Board of Directors. Any person having authority to sign on behalf of the Corporation may delegate by instrument in writing, or by electronic transmission, all or any part of such authority to an employee of the Corporation unless such a delegation of authority is specifically limited by the Board of Directors.

5.6    Surety Bonds. If the Board of Directors so requires, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties.

5.7    Chairman of the Board. The Chairman of the Board (if one be chosen and designated to act) shall preside at all meetings of the Board of Directors, the Executive Committee and the shareholders; provided, however, that the Chairman of the Board may designate another officer of the Corporation to preside at each meeting of the shareholders.

5.8    Chief Executive Officer. The Chief Executive Officer, subject to the superior authority of the Chairman of the Board (if one be chosen and designated to act), and subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation, and general supervision over its officers and agents. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors and the Executive Committee and, in the absence of the Chairman of the Board and the Chairman’s designee, shall preside or designate another officer of the Corporation to preside at each meeting of the shareholders. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. From time to time he or she shall report to the Chairman of the Board (if one be chosen and designated to act), and to the Executive Committee, all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. He or she shall also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors, or by the Chairman of the Board (if one be chosen and designated to act).

5.9    President. The President shall have such powers and do and perform such acts as required by these Bylaws or as from time to time may be designated or required by the Board of Directors, the Executive Committee, the Chairman of the Board (if one be chosen and designated to act) or the Chief Executive Officer. In the absence of the Chief Executive Officer, he or she may take any action otherwise authorized to be performed by the Chief Executive Officer. From time to time he or she shall report to the Chairman of the Board (if one be chosen and designated to act), the Chief Executive Officer and the Executive Committee, all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention.

5.10    Vice Presidents. Each of the Vice Presidents shall have such powers and do and perform such acts as from time to time may be designated or required by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President, acting under such titles as may be designated to each of them by the Board of Directors or the Executive Committee. Each of the Vice Presidents may, in the absence of the President, take any action otherwise authorized to be performed by the President and, in the absence of the Chief Executive Officer and the President, take any action otherwise authorized to be performed by the Chief Executive Officer in addition to any action otherwise authorized to be performed by the President.

5.11    Secretary. The Secretary shall:

(a)    Record all the proceedings of the meetings of the shareholders, Board of Directors and Executive Committee in a book or books to be kept for such purpose, or in electronic form if the minutes are maintained in electronic form;

(b)    Perform, or have his or her designees perform, like duties for any other committees of the Board of Directors, when required;

(c)    Cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

(d)    Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(e)    Be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all instruments, the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

(f)    See that the lists, books, reports, statements, certificates, and other documents and records required by law and as requested by the Board of Directors are properly kept and filed;

(g)    Have charge of the stock books of the Corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names alphabetically arranged, and the addresses of the shareholders of record thereof, the number of shares held by each, and the date when each became such holder of record; and

(h)    In general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President.

5.12    Assistant Secretary. At the request of the Secretary or in his or her absence or disability, the Assistant Secretary shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her respectively by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary.

5.13    Assistant to the Secretary. The Secretary may, with the consent of the Board of Directors, select an Assistant to the Secretary, who shall be authorized to perform such duties of the Secretary as may, from time to time, be delegated to such person by the Secretary, but such person (if selected) shall not thereby be deemed to be an officer of the Corporation.

5.14    Treasurer. The Treasurer shall:

(a)    Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b)    Cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors, or to be otherwise dealt with in such manner as the Board of Directors may direct;

(c)    Cause the funds of the Corporation to be discharged by checks or drafts upon the authorized depositories of the Corporation, same to be drawn in the manner and by the officers as may be determined from time to time by the Board of Directors or the Executive Committee, and cause to be taken and preserved proper vouchers for all money disbursed;

(d)    Render to the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer;

(e)    In general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President.

5.15    Assistant Treasurer. At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer shall perform all duties of the Treasurer, and when so acting, shall have all powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, or the Treasurer.

5.16    Assistant to the Treasurer. The Treasurer may, with the consent of the Board of Directors, select an Assistant to the Treasurer, who shall be authorized to perform such duties of the Treasurer as may, from time to time, be delegated to such person by the Treasurer, but such person (if selected) shall not thereby be deemed to be an officer of the Corporation.

ARTICLE VI - INDEMNIFICATION OF OFFICERS AND DIRECTORS

6.1    Indemnification.

(a)    Actions by Persons Other Than the Corporation. The Corporation shall indemnify any person who was or is a party or threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, nor, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such conduct was unlawful.

(b)    Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)    Authorization of Indemnification. Any indemnification under Section 6.1(a) or (b) hereof (unless ordered by the court) shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1(a) or (b) hereof. Such determination shall be made:

1.     By the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; or

2.     If such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

3.     By the shareholders of the Corporation.

(d)    Successful Defense. To the extent that such a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(e)    Advancement of Expenses. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceedings shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Section 6.1. In the absence of such determination, the director or officer will be required to repay such amount only if it is ultimately determined that he or she is not entitled to indemnification.

(f)    Protection of Rights. The rights to indemnification and to the advancement of expenses conferred in Section 6.1(a), (b) and (e) shall be contract rights. If a claim under paragraph (a), (b) or (e) of this Section 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an advance of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification under Arkansas law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct under Arkansas law and this Section 6.1, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not to be indemnified, or to such advancement of expenses, under this Section 6.1 or otherwise shall be on the Corporation.

(g)    Non-Exclusive Right. The rights conferred on any person by this Section 6.1 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by Arkansas law.

(h)    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director or officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Arkansas law.

(i)    Continuation of Rights. The indemnification provided by this Section 6.1 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

(j)    Interpretation of Section. The powers and duties of the Corporation to indemnify any person under this Section shall apply with equal force whether an action, suit, or proceedings is threatened or commenced in the state of incorporation or outside the State. Any amendment or modification to, or any repeal of any provision of, this Section 6.1 shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant to this Section 6.1 with respect to any act or omission of the person occurring prior to the time of such amendment, modification or repeal (regardless of whether the proceeding relating to such act or omission is commenced before or after the time of such amendment, modification or repeal).

6.2    Further Indemnification. If now or hereafter the laws of this State shall so permit, any director or officer of the Corporation who is then serving or who has theretofore served in such capacity shall further be entitled to all additional indemnification or reimbursement from the Corporation to the full extent permitted by applicable laws, for such damages and so much of his or her expenses of defense, including attorneys’ fees, which are actually incurred in the defense of any suit or action, criminal or civil, seeking to establish such officer’s or director’s liability arising out of his or her alleged dereliction of duty to the Corporation.

6.3    Procedure. Any officer or director seeking indemnification hereunder shall follow such prescribed procedures set forth in Section 6.1(f) and as the Board of Directors of the Corporation and applicable laws shall require.

ARTICLE VII - CAPITAL STOCK

7.1    Certificates of Shares; Uncertificated Shares. The shares of the Corporation may but need not be represented by certificates. Any certificate representing shares of the Corporation shall be numbered, signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary, and have the seal of the Corporation (or a facsimile thereof) affixed. If such certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of the Corporation’s officers may be facsimiles.

7.2    Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from and against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

7.3    Transfer of Shares. The shares of the Corporation shall be transferable only upon its books by the holder(s) thereof in person or by their duly authorized attorneys or legal representatives. Subject to valid transfer restrictions and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, upon surrender to the Corporation of the old certificates or the Corporation’s receipt of proper transfer instructions from the registered owner of uncertificated shares by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, the old certificates or uncertificated shares shall be canceled, and new equivalent certificated or uncertificated shares shall thereupon be issued. A record shall be made of each transfer. Transfers of shares shall be by appropriate endorsement as provided by applicable laws.

ARTICLE VIII - PREEMPTIVE RIGHTS

8.1    Status of Preemptive Rights of Shareholders. Shareholders of the Corporation shall not have any preemptive rights to subscribe for or purchase any of the Corporation’s unissued or treasury shares.

ARTICLE IX - CORPORATE SEAL

9.1    Corporation to Have Seal. The Corporation shall have a seal bearing the name of the Corporation which shall be in the form affixed to the Certificate of Adoption of these Bylaws attached hereto.

9.2    Use of Seal. The seal of the Corporation may be affixed to any official documents of the Corporation.

ARTICLE X - MISCELLANEOUS PROVISIONS

10.1    Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

10.2    Notice. Whenever any notice required by Arkansas law, the Articles of Incorporation or these Bylaws is to be given to any director or shareholder, and no provision is made as to how such notice will be given, personal notice is not meant unless expressly so stated; and any such notice shall be deemed to be sufficient if given by depositing the same in a post office in a sealed, prepaid wrapper, addressed to the person entitled thereto at his or her last known address, and such notice shall be deemed to have been given on the day of such mailing. Without limiting the manner by which notice otherwise may be given effectively to shareholders or directors, any notice to such persons given by the Corporation under Arkansas law, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder or director to whom the notice is given, and such notice shall be deemed given when directed to the shareholder or director. Any such consent shall be revocable by the shareholder or director by written notice to the Secretary of the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

10.3    Waiver of Notice. Any notice required to be given by these Bylaws may be waived in accordance with applicable law by the person entitled to receive notice of any meeting except as otherwise provided by law. Any such waiver will be equivalent to the giving of such notice.

10.4    Severability. The invalidity or unenforceability of any provision of these Bylaws shall not affect the validity or enforceability of the remaining provisions of these Bylaws.

ARTICLE XI - METHOD OF AMENDING BYLAWS

11.1    Amendment. The Board of Directors, by the affirmative vote of a majority of the authorized membership of the Board of Directors of the Corporation, may at any meeting, provided notice of the proposed amendment shall have been contained in the notice of the meeting, amend or alter, repeal, or change any of these Bylaws without any action on the part of the shareholders.

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CERTIFICATE OF ADOPTION

The foregoing Amended and Restated Bylaws of the Corporation have been adopted this 21st day of October, 2021, by action of the Board of Directors of the Corporation pursuant to the laws of this State.

IN TESTIMONY THEREOF, witness the hand of the undersigned as Secretary of the Corporation on such date.

/s/ Jennifer R. Boattini
Jennifer R. Boattini
Secretary

( S E A L )

APPROVED:

/s/ Kirk Thompson

Kirk Thompson

Chairman